UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                 February1, 2002


                               Infocrossing, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                (State of or other jurisdiction or incorporation)

                                                          13-3252333
                     -------------                        ----------
                    (Commission File                   (I.R.S. Employer
                        Number)                      Identification Number)

                            2 Christie Heights Street
                            Leonia, New Jersey 07605
                              Attention: Secretary
                         ------------------------------
                    (Address of Principal Executive Offices)

                                 (201) 840-4700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                         ------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On February 5, 2002, Infocrossing, Inc. (the "Company") (Nasdaq:IFOX) entered into a Stock Purchase Agreement with American Software, Inc., a Georgia corporation ("ASI") whereby the Company purchased all of the outstanding capital stock of AmQUEST, Inc., a Georgia corporation ("AmQUEST"), from its former parent company ASI (the "AmQUEST Acquisition"). As consideration for the purchase of AmQUEST's shares, the Company paid to ASI an amount in cash equal to $20,283,072, which amount will be adjusted upon final determination of the working capital of AmQUEST as of January 31, 2002. The Company and ASI jointly issued a press release announcing the event which is attached hereto as Exhibit 99.1.

         The Company financed the AmQUEST Acquisition through (i) the application of the proceeds of the financing described in Item 5 of this Form and (ii) cash held by the Company.

         AmQUEST is a managed services provider which delivers technology infrastructure management services to enterprise clients. AmQUEST's principal assets consist of rights under contracts, leases and licenses of the employees, equipment, real estate, and intellectual property used in performing AmQUEST's business. From and after the AmQUEST Acquisition, AmQUEST will continue to operate its business as a wholly-owned subsidiary of the Company. The Stock Purchase Agreement is attached hereto as Exhibit 2.1 as is incorporated herein by reference.


Item 5. Other Events

         On February 1, 2002, in anticipation of the consummation of the AmQUEST Acquisition, the Company entered into a Securities Purchase Agreement (the "SPA") with Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Camden Partners Strategic Fund II-A, L.P., and Camden Partners Strategic Fund II-B, L.P. (collectively known as "Camden") whereby the Company issued Senior Subordinated Debentures (the "Debentures") and warrants (the "Initial Warrant") to purchase, initially, 2 million shares of the common stock (the "Common Stock") par value $.01 of the Company (subject to adjustments as discussed below) in exchange for an investment of $10,000,000 from Camden. Pursuant to the SPA the proceeds of the sale of the Debentures to Camden have been used to partially fund the AmQUEST Acquisition. The SPA is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

       The Debentures have been issued in an aggregate principal amount of $10,000,000 with a maturity of three (3) years (the "Initial Maturity Date") from February 1, 2002, the date of their issuance (the "Issuance Date"), with an option to extend the term of the Debentures for one additional year beyond the Initial Maturity Date to February 1, 2006 at the Company's sole option. Pursuant to the terms of the Debenture, the Company is required to make semi-annual interest payments of (i) 12% per annum commencing on the Issuance Date and ending on February 1, 2004, (ii) 13% per annum for the period commencing on February 1, 2004 and ending on February 1, 2005, and (iii) if the Company elects to extend the maturity date pursuant to the terms of the Debentures, 14% per annum. The company has the option to pay interest in the form of (a) cash; (b) additional

Debentures , or (c) a combination of cash and additional Debentures. If the Company chooses to make interest payments using additional Debentures the Company will be required to issue up to 639,420 additional warrants (the "Additional Warrants") pursuant to the terms of the Debentures. The Additional Warrants issued by the Company will be exercisable for that number of shares of Common Stock equal to one share for each ten dollars ($10.00) paid in the form of additional Debentures, provided, however that the Additional Warrants shall not be issued (i) until the two year anniversary of the Issuance Date, or (ii) at all, if all of the indebtedness outstanding under the Debentures has been repaid in full before the two year anniversary of the date the Debentures were issued. The Form of Debenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

         The Initial Warrants have been issued pursuant to that certain Warrant Agreement dated as of February 1, 2002 by and between the Company and Camden (the "Warrant Agreement") and are subject to certain customary anti-dilution adjustments. The exercise price of the Initial Warrants is $5.86. The Warrants expire five (5) years from the Closing Date. In addition, up to 1.5 million of the Initial Warrants may be cancelled upon the prepayment of the Debentures. Cancellation of the Initial Warrants may take place in the following manner:

         (i) Upon prepayment of the Debentures in full during the first year,
1.5 million Initial Warrants will be immediately canceled;

         (ii) Upon prepayment of the Debentures in full after the first anniversary and before the third anniversary of the Closing Date, Initial Warrants will be canceled according to the following formula: 62,500 shares multiplied by the number of full months between the prepayment and the third anniversary of the Closing Date;

         (iii) Notwithstanding the foregoing, the Company will be entitled, at any time, to make one (and only one) partial prepayment of the Debentures in the amount of at least 50% of the total outstanding indebtedness (the "Partial Prepayment"). In the event of a Partial Prepayment, the number of Initial Warrants to be canceled shall be equal to the product of (x) the number of Warrants to be canceled pursuant to subsections (i) and (ii) above assuming full repayment of the Debentures, and (y) a fraction, the numerator of which shall be the aggregate principal amount of Debentures actually prepaid and the denominator of which shall be equal to the aggregate principal amount of Debentures outstanding on the date of such Partial Prepayment (the "Prepayment Fraction"); and

         (iv) In the event of full repayment of the Debentures that is both (A) after a Partial Prepayment; and (B) before the third anniversary of the Closing Date, the number of Initial Warrants to be canceled shall be equal to the product of (x) the number of Initial Warrants to be canceled pursuant to subsections (i) and (ii) above assuming full repayment of the Debentures, and
(y) 1 minus the Prepayment Fraction.

         Additional Warrants, when issued, will not be subject to cancellation. The Warrant Agreement governing the Warrants is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

       Pursuant to the rules of the Nasdaq National Market, the issuance of shares of Common Stock representing more than 19.999% of the outstanding Common Stock upon the exercise of any warrants requires the approval of the stockholders of the Company. The Company has agreed to seek this approval at its next annual meeting of stockholders and will not issue more than this number of shares upon the exercise of the Warrants until such approval has been granted. If the company does not obtain the required stockholder approval before the earlier to occur of (i) the occurrence of an event of default under the terms of the Debentures or (ii) the date of the Company's next annual meeting of its stockholders, the Company is required to pay to the holders of the Debentures a cash payment equal to seventeen percent (17%) of the outstanding initial principal amount of the debentures per year from such date until the required stockholder approval is obtained. As of February 1, 2002, pursuant to the Company's Second Amended and Restated Stockholders Agreement, stockholders representing 46.5% of the outstanding voting power of the Company's stock have agreed to vote to approve such issuance. The execution and delivery of such agreement, which is attached hereto as Exhibit 99.5 and is incorporated herein by reference, was a condition precedent to Camden's investment.



Item 7. Financial Statements and Exhibits

        (c) Exhibit 2.1     Stock Purchase Agreement dated as of February 5,
                            2002 by and between Infocrossing Inc. and American
                            Software, Inc.

            Exhibit 4.1 Securities Purchase Agreement dated as of February 1, 2002 by and between Infocrossing, Inc. and the Purchasers named therein.

            Exhibit 4.2     Form of Debenture of Infocrossing, Inc.

            Exhibit 4.3 Warrant Agreement dated as of February 1, 2002 by and between Infocrossing as Issuer and the Warrantholders party thereto.

            Exhibit 99.1 Press Release of Infocrossing, Inc., and American Software, Inc., dated February [5], 2002.]

            Exhibit 99.2 Guaranty Agreement dated as of February 1, 2002 by and between the Infocrossing, Inc. Subsidiaries named therein, Infocrossing, Inc. and the Purchasers named therein.

            Exhibit 99.3 Management Rights Letter dated as of February 1, 2002 between Infocrossing, Inc. and the Purchasers named therein.

            Exhibit 99.4 Amended and Restated Registration Rights Agreement dated as of February 1, 2002 by and between Infocrossing, the DB Holder named therein, the Sandler Holders named therein and the Camden Holders named therein.

            Exhibit 99.5 Second Amended and Restated Stockholders' Agreement dated as of February 1, 2002 by and between Infocrossing and the Stockholders named therein.

            Exhibit 99.6 Agreement Letter dated as of February 1, 2002 between Infocrossing Inc., the Warrantholders named therein and the Camden entities named therein.

            Exhibit 99.7 Lease Agreement, dated as of February 5, 2002, between ASI Properties, Inc. and AmQUEST, Inc.

            Exhibit 99.8 Guaranty of Lease, dated as of February 5, 2002, from Infocrossing, Inc. to ASI Properties, Inc.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INFOCROSSING, INC.



                                  By /s/  Nicholas J. Letizia
                                    -------------------------------------------
                                     Name:  Nicholas J. Letizia
                                     Title:    Secretary



Dated:  February 5, 2002